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                                                          DRAFT OF JULY 26, 1999








                                8,500,000 Shares


                            LENNOX INTERNATIONAL INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE







                             UNDERWRITING AGREEMENT






July _____, 1999





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July _____, 1999




Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Warburg Dillon Read LLC, a subsidiary of UBS AG
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
UBS AG, acting through its division Warburg Dillon Read
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England

Dear Ladies and Gentlemen:

         Lennox International Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) hereto, and certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 8,500,000 shares of the Common Stock, par value $.01 per share, of the Company (the "FIRM SHARES"), of which 8,088,490 shares are to be issued and sold by the Company and 411,510 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto.

         It is understood that, subject to the conditions hereinafter stated, 6,800,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States (as defined below) and Canada to United States or Canadian Persons (as defined below), and 1,700,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule III hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the


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United States and Canada to persons other than United States or Canadian
Persons. Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation and Warburg Dillon Read LLC, a subsidiary of UBS AG, shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Credit Suisse First Boston (Europe) Limited and UBS AG, acting through its division Warburg Dillon Read, shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS".

         "UNITED STATES OR CANADIAN PERSON" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. "UNITED STATES" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

         The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 1,275,000 shares of its Common Stock, par value $.01 per share (the "ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS".

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States or Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States or Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then


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any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and certain other Underwriters have agreed to reserve out of the Shares set forth opposite their names on Schedule II to this Agreement up to 425,000 shares for sale to the Company's employees, officers and directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by such Underwriters pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by such Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by such Underwriters as set forth in the Prospectus.

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock in any material amount nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Registration Statement or the Prospectus.

                  (b) The Company and its subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

                  (c) The Company and its subsidiaries own or possess adequate rights in, or can acquire adequate rights in, on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented


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




         or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

                  (d) Except as described in the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent;

                  (e) The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries (while a subsidiary of the Company) has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

                  (f) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business except where the failure to possess such certificates, authorizations and permits would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus.

                  (g) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and
         (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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                  (h) The Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (i) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (j) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (k) Each "significant subsidiary" of the Company within the meaning of Regulation S-X under the Securities Act has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each such significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.


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                  (l) This Agreement has been duly authorized, executed and
         delivered by the Company.

                  (m) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                  (n) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                  (o) The Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares and, (ii) except as provided in Section 1(y), such consents, approvals, authorizations, registrations or qualifications as may be required by the securities laws of any jurisdiction outside the United States in which the Shares are offered and sold.

                  (q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (r) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.


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                  (s) Each preliminary prospectus filed as part of the
         registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (t) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in the Prospectus or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement which has not been waived.

                  (x) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000) (the "YEAR 2000 PROBLEM"); and as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the


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         Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole; and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (y) Furthermore, the Company represents and warrants to Morgan Stanley and the Underwriters that are selling Shares pursuant to the Directed Share Program that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed at the request of the Company in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States at the request of the Company.

                  (z) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement dated the date hereof signed by such Selling Stockholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling


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         Stockholder (the "CUSTODY AGREEMENT"), and the Power of Attorney dated the date hereof appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY"), will not violate any provision of applicable law, or the trust agreement, testamentary document or similar document that governs the affairs of such Selling Stockholder (if such Selling Stockholder is a trust or similar entity), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except (i) for such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares, (ii) for such consents, approvals, authorizations, registrations or qualifications as may be required by the securities laws of any jurisdiction outside the United States in which the Shares are offered and sold and (iii) for such consents, approvals, authorizations or qualifications which if not made or obtained, or violations which if existing, would not adversely affect the performance of the Selling Stockholder of its obligations hereunder.

                  (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

                  (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

                  (e) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, title to such Shares will pass to the Underwriters free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (f) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
         (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act


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




         and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller a U.S. $ ___ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II and Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,275,000 Additional Shares at the Purchase Price. If the U.S. Underwriters, on behalf of the Underwriters, elect to exercise such option, the U.S. Underwriters shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Underwriters may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

         Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other


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




securities, in cash or otherwise. The foregoing sentence shall not apply to (A) bona fide gifts of shares of Common Stock by a Selling Stockholder if such Selling Stockholder delivers to Morgan Stanley & Co. Incorporated a "lockup letter", in substantially the form of Exhibit A hereto, executed by the donee,
(B) the Shares to be sold hereunder, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security or the vesting of a performance share award outstanding on the date hereof that are disclosed in the Prospectus or of which the Underwriters have been advised in writing, (D) the granting by the Company of stock options and/or performance share awards pursuant to the Company's existing employee benefit plans provided that such options do not become exercisable during such 180-day period, (E) the issuance by the Company of up to 5,400,000 shares of Common Stock in connection with acquisitions or (F) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Stockholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession not in excess of $_____ a share to any Underwriter or to certain other dealers.

         5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 1999,(1) or at such other time on the same or such other date, not later than _________, 1999,(2) as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the

--------

(1) Insert date 3 business days or, in the event the offering is priced after 4:30 p.m. Eastern Time, 4 business days after date of Underwriting Agreement.

(2) Insert date 5 business days after the date inserted in accordance with note 1 above.

respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 1999,(3) as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.


--------

(3) Insert date 10 business days after the expiration of the greenshoe option.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above; to the effect that Lennox Industries Inc., Armstrong Air Conditioning Inc., Heatcraft Inc., Lennox Global Ltd., Lennox Industries (Canada) Ltd. and LGL Europe Holding Co. (collectively, the "LENNOX SIGNIFICANT SUBSIDIARIES") are the only "significant subsidiaries" of the Company within the meaning of Regulation S-X under the Securities Act; to the effect that the Company and the Lennox Significant Subsidiaries are duly qualified to transact business and in good standing in the jurisdictions indicated on the certificate; to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Baker & Botts, L.L.P., outside counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                           (ii) each of Lennox Global Ltd. and LGL Europe
                  Holding Co. (the "DELAWARE SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                           (iii) the authorized capital stock of the Company
                  conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                           (iv) the shares of Common Stock (including the Shares
                  to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                           (v) all of the issued shares of capital stock of the
                  Delaware Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record directly or indirectly by the Company;

                           (vi) the Shares to be sold by the Company have been
                  duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising under the certificate of incorporation or by-laws of the Company or the General Corporation Law of the State of Delaware;

                           (vii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (viii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement will not violate any provision of (1) Applicable Law (as defined below) (provided, however, that such counsel need express no opinion with respect to compliance with any federal or state securities or antifraud law except as otherwise specifically stated in the opinion of such counsel), (2) the certificate of incorporation or by-laws of the Company, (3) any agreement or other instrument binding upon the Company or any of its subsidiaries that is filed as an exhibit to the Registration Statement or (4) any judgment, order or decree of any governmental body, agency or court which has been identified in a certificate provided by the General Counsel of the Company as being material to the Company and its subsidiaries, taken as a whole, except for such violations referred to in clause (1), (2), (3) or (4) above which, individually or in the aggregate, would not prevent or adversely affect in any material respect the performance by the Company of its obligations under this Agreement or have a material adverse effect on the Company and its subsidiaries, taken as a whole; no consent, approval, authorization or order of, or qualification with, any Applicable Governmental Authority (as defined below) is required for the performance by the Company of its obligations under this Agreement, except (x) such as have been obtained or made or (y) such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

                           (ix) the statements (A) in the Prospectus under the
                  captions "Business-Regulation," "Description of Capital Stock" and "Shares Eligible for Future Sale" and (B) in the Registration Statement in Item 14, in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters and documents;

                           (x) to such counsel's knowledge, relying as to
                  factual matters only on certificates of officers of the Company, (A) there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, and (B) there are no statutes or regulations of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (xi) the Company is not and, after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                           (xii) the Registration Statement and Prospectus
                  (except for financial statements (including the notes thereto and auditors' report thereon) and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  Such counsel shall also include statements to the following effect: Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although such counsel did not independently verify such information and is not passing on, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent stated in subparagraphs (iii) and (ix) of this paragraph (c)), such counsel advises you that, on the basis of the foregoing (relying as to materiality as to matters of fact in part upon officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (except for (A) the financial statements (including the notes thereto and the auditors' reports thereon) and schedules included therein, (B) the other financial and statistical information included therein and (C) the exhibits thereto, as to which such counsel has not been asked to comment), as of the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for (x) the financial statements (including the notes thereto and the auditors' reports thereon) included therein and (y) the other financial and statistical information included therein, as to which such counsel has not been asked to comment), as of the issue date thereof or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  "Applicable Laws" means the General Corporation Law of the State of Delaware, the laws of the State of Texas and the laws of the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement. "Applicable Governmental Authority" means any governmental body, agency or court of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Carl E. Edwards, general counsel to the Company, dated the Closing Date, to the effect that:

                           (i) each of Lennox Industries Inc., Armstrong Air
                  Conditioning Inc. and Heatcraft Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                           (ii) all the issued shares of capital stock of the
                  Significant Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned
                  (A) of record directly or indirectly by the Company and, (B) to such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims that are (x) evidenced or created by any agreement or other instrument binding on the Company or a Significant Subsidiary or (y) material tax liens other than for taxes not yet due and payable; and

                           (iii) the statements in the Registration Statement in
                  Item 15, insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters and documents.

                  (e) The Underwriters shall have received on the Closing Date an opinion of _______________________, Canadian counsel to the Company, dated the Closing Date, to the effect that:

                           (i) Lennox Industries (Canada) Ltd. has been duly
                  incorporated, is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus; and

                           (ii) All of the issued shares of capital stock of
                  Lennox Industries (Canada) Ltd. have been duly and validly authorized and issued, are fully paid and non-assessable and owned of record directly or indirectly by the Company.

                  (f) The Underwriters shall have received on the Closing Date, with respect to each Selling Stockholder who is a natural person (the "INDIVIDUAL SELLING STOCKHOLDERS"), and, for the opinions set forth in Sections (e)(iii) and (e)(vi), with respect to each Selling Stockholder, an opinion of Baker & Botts, L.L.P., dated the Closing Date, to the effect that:

                           (i) this Agreement has been duly executed and
                  delivered by each Individual Selling Stockholder;

                           (ii) the execution and delivery by each Individual
                  Selling Stockholder of, and the performance by such Individual Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Individual Selling Stockholder will not violate any provision
                  (A) of Applicable Law, (B) any agreement or other instrument binding upon such Individual Selling Stockholder that has been identified in a certificate provided by such Individual Selling Stockholder as material to the transactions contemplated by this Agreement or (C) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Individual Selling Stockholder that has been identified in a certificate provided by such Individual Selling Stockholder as being material to such Individual Selling Stockholder; no consent, approval, authorization or order of, or qualification with, any Applicable Governmental Authority is required for the performance by each Individual Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Individual Selling Stockholder, except (x) such as have been obtained or made or (y) such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares;

                           (iii) each Selling Stockholder is the sole registered
                  holder of the Shares to be sold by such Selling Stockholder;

                           (iv) each Individual Selling Stockholder has the
                  legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Individual Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Individual Selling Stockholder pursuant to this Agreement;

                           (v) the Custody Agreement and the Power of Attorney
                  of each Individual Selling Stockholder have been duly executed and delivered by such Individual Selling Stockholder and are valid and binding agreements of such Individual Selling Stockholder, except as limited by applicable bankruptcy, moratorium, insolvency, other similar laws affecting generally the rights of creditors, by principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) or by public policy; and

                           (vi) upon delivery of the Shares to be sold by each
                  Selling Stockholder under this Agreement and payment of the purchase price therefor in accordance with this Agreement, assuming that (A) the Underwriters have purchased such Shares without notice of any "adverse claim" (within the meaning of the Uniform Commercial Code) and (B) certificates evidencing such Shares have been registered in the name of the Underwriters or certificates evidencing the same which are registered in the name of such Selling Stockholder have been delivered to the Underwriters duly endorsed for transfer (or accompanied by duly executed stock powers or other forms of assignment in proper form for transfer), the Underwriters will acquire such shares free of any "adverse claim" (within the meaning of the Uniform Commercial Code).

                  (g) The Underwriters shall have received on the Closing Date, with respect to the following Selling Stockholders: the Robert W. Norris Revocable Trust, the Christina Marie Damman 1991 Revocable Trust and the Nicholas W. Norris 1991 Revocable Trust, an opinion of Peabody & Arnold, dated the Closing Date, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by or on behalf of each such Selling
                  Stockholder;

                           (ii) the execution and delivery by each such Selling
                  Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder will not violate any provision (A) of the laws of the State of Massachusetts and the laws of the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement, (B) the trust agreement, testamentary document or similar document that governs the affairs of such Selling Stockholder, (C) any agreement or other instrument binding upon such Selling Stockholder that has been identified in a certificate provided by such Selling Stockholder as material to the transactions contemplated by this Agreement or
                  (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder that has been identified in a certificate provided by such Selling Stockholder as being material to such Selling Stockholder; no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court of the United States of America or the State of Massachusetts is required for the performance by each such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except (x) such as have been obtained or made or (y) such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares;

                           (iii) each such Selling Stockholder has the legal
                  right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

                           (iv) the Custody Agreement and the Power of Attorney
                  of each such Selling Stockholder have been duly executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, except as limited by applicable bankruptcy, moratorium, insolvency, other similar laws affecting generally the rights of creditors, by principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) or by public policy;

                  (h) The Underwriters shall have received on the Closing Date, with respect to the following Selling Stockholder: the David Anderson Trust, an opinion of Hahn & Hahn, dated the Closing Date, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by or on behalf of such Selling Stockholder;

                           (ii) the execution and delivery by such Selling
                  Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder will not violate any provision (A) of the laws of the State of California and the laws of the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement, (B) the trust agreement, testamentary document or similar document that governs the affairs of such Selling Stockholder, (C) any agreement or other instrument binding upon such Selling Stockholder that has been identified in a certificate provided by such Selling Stockholder as material to the transactions contemplated by this Agreement or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder that has been identified in a certificate provided by such Selling Stockholder as being material to such Selling Stockholder; no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court of the United States of America or the State of California is required for the performance by each such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except (x) such as have been obtained or made or
                  (y) such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares;

                           (iii) such Selling Stockholder has the legal right
                  and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement; and

                           (iv) the Custody Agreement and the Power of Attorney
                  of each such Selling Stockholder have been duly executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, except as limited by applicable bankruptcy, moratorium, insolvency, other similar laws affecting generally the rights of creditors, by principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) or by public policy.

                  (i) The Underwriters shall have received on the Closing Date an opinion of Fulbright & Jaworski L.L.P., counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(vi), 6(c)(vii), 6(c)(ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(xii) above and the penultimate paragraph of
         Section 6(c) above.

                  With respect to Section 6(c) above, Baker & Botts, L.L.P. may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to the U.S. Underwriters' counsel, (B) a copy of each opinion so relied upon is delivered to the U.S. Underwriters and is in form and substance satisfactory to the U.S. Underwriters' counsel, and (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to the U.S. Underwriters and shall be in form and substance satisfactory to the U.S. Underwriters' counsel.

                  The opinions of Baker & Botts, L.L.P. described in Sections 6(c) and 6(f) above, the opinion of Carl E. Edwards described in
         Section 6(d) above, the opinion of [Canadian counsel] described in
         Section 6(e) above, the opinion of Hahn & Hahn described in

         Section 6(g) above, the opinion of Peabody & Arnold described in
         Section 6(h) above and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

                  (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (k) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as the U.S. Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, such number of signed copies of the Registration Statement (including exhibits thereto) as you may reasonably request and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated (i) to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) to take any action that would subject it to taxation in any jurisdiction or (iii) to execute a consent to service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of Shares).

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [SEPTEMBER 30,] 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent of the Common Stock to place stop transfer restrictions upon such securities for such period of time.

                  (g) To pay all fees and disbursements of Belgian, Canadian and Australian counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                  (h) Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees (not in excess of $2,000) and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) all filing fees and the fees (not in excess of $7,500) and reasonable disbursements of counsel to the Underwriters (including counsel fees incurred on behalf of or disbursements by Morgan Stanley in its capacity as a "qualified independent underwriter") incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses incurred in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary of the Shares, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all fees and disbursements of Belgian, Canadian and Australian counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 9, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         9.       Indemnity and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
         Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

                  The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers'

         Conduct Rules in connection with the offering of the Shares, except for any losses, claims, damages, liabilities and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct.

                  (b) The Company agrees to indemnify and hold harmless Morgan Stanley, each other Underwriter that sells Shares pursuant to the Directed Share Program and each of their affiliates (including each person, if any, that controls Morgan Stanley or such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, the "DIRECTED SHARE UNDERWRITERS") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that the Company shall not be responsible under this subparagraph (iii) for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Directed Share Underwriters; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Directed Share Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any affiliate of such Directed Share Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Directed Share Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

                  (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof; provided, further, however, that with respect to any amount due an indemnified person under this paragraph (c), each Selling Stockholder shall be liable only to the extent of the net proceeds received by such Selling Stockholder from such Selling Stockholder's Shares.

                  (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), 9(c) or 9(d), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (y) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (z) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second paragraph of Section 9(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (f) To the extent the indemnification provided for in Section 9(a), 9(b), 9(c) or 9(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9,

         (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the proceeds received by such Selling Stockholder in connection herewith exceed the aggregate amount such Selling Stockholder has otherwise been requested to pay pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (h) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, any affiliate of any Underwriter that is selling Shares pursuant to the Directed Share Program, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II and Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                            Very truly yours,



                                            LENNOX INTERNATIONAL INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            The Selling Stockholders
                                            named in Schedule I hereto,
                                            acting severally


                                            By:
                                               --------------------------------
                                               Attorney-in-Fact


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
WARBURG DILLON READ LLC, a subsidiary of UBS AG

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated


By:
   --------------------------------
   Name:    John F. Spence
   Title:   Principal

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
UBS AG, acting through its division Warburg Dillon Read

Acting severally on behalf of themselves and the several International Underwriters named in
Schedule III hereto.

By: Morgan Stanley & Co. International Limited


By:
   --------------------------------
     Name:    John F. Spence
     Title:   Principal

                                                                      SCHEDULE I



                              SELLING STOCKHOLDERS


                                                                                NUMBER OF
                                                                                FIRM SHARES
SELLING STOCKHOLDER                                                             TO BE SOLD
David Anderson Trust ...........................................                   165,000
David W. Zink ..................................................                    81,675
Frank E. Zink ..................................................                    66,000
Eileen F. Murphy ...............................................                    33,000
Robert W. Norris Revocable Trust ...............................                    33,000
Christina Marie Damman 1991 Revocable Trust ....................                    13,200
Nicholas W. Norris 1991 Revocable Trust ........................                     9,900
Zink Family Irrevocable Trust ..................................                     3,399
Thomas R. Thompson .............................................                     1,980
Steven P. Miller ...............................................                     1,683
David S. Miller ................................................                     1,683
William N. Consler .............................................                       990


                                                                                   -------
          Total Firm Shares ....................................
                                                                                   =======

                                                                     SCHEDULE II



                                U.S. UNDERWRITERS


                                                                       NUMBER OF
                                                                      FIRM SHARES
            U. S. UNDERWRITER                                        TO BE PURCHASED
Morgan Stanley & Co. Incorporated.................................
Credit Suisse First Boston Corporation ...........................
Warburg Dillon Read LLC, a subsidiary of UBS AG...................

[NAMES OF OTHER UNDERWRITERS]





                                                                     --------------

                                    Total U.S. Firm Shares........
                                                                     ==============

                                                                    SCHEDULE III



                           INTERNATIONAL UNDERWRITERS


                                                                                   NUMBER OF
                                                                                  FIRM SHARES
         INTERNATIONAL UNDERWRITER                                              TO BE PURCHASED
Morgan Stanley & Co. International Limited..........................
Credit Suisse First Boston (Europe) Limited.........................
UBS AG, acting through its division Warburg Dillon Read.............

[NAMES OF OTHER UNDERWRITERS]




                                                                                ---------------

                           Total International Firm Shares ........
                                                                                ===============



                                    EXHIBIT A


                             FORM OF LOCK-UP LETTER



                                                          ________________, 1999

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Warburg Dillon Read LLC
Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
UBS AG acting through its division
Warburg Dillon Read
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036



Ladies and Gentlemen:

         The undersigned understands that Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited (collectively "MORGAN STANLEY") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Lennox International Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of ______________ shares (the "SHARES") of the common stock, par value $.01 per share, of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; PROVIDED, HOWEVER, that the undersigned shall be permitted to make a bona fide gift of shares of Common Stock during such period if the undersigned delivers to Morgan Stanley a letter substantially similar to this letter executed by the donee. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                            Very truly yours,

                                            --------------------------------
                                            (Name)


                                            --------------------------------
                                            (Address)